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                                  Exhibit 23.1



         I consent to the reference of my firm under the caption "Experts" and the use of my report dated February 21, 2001 in the registration statement on Form SB-2 (No. 333-000) and related Prospectus of 800America.com, Inc. dated January 16, 2002.

                           /s/ Jack F. Burke, Jr. CPA
                           ---------------------------

Hattisburg, Mississippi

January 16, 2001